                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      ON COMMAND CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                             ON COMMAND CORPORATION
                       7900 EAST UNION AVENUE, TOWER III
                             DENVER, COLORADO 80237

                                                               November 29, 2001

Dear Stockholder:

    The Annual Meeting of Stockholders of On Command Corporation ("On Command" or the "Company") will be held at 9:00 a.m., Mountain Time, on Thursday, December 20, 2001, at the Company's headquarters, located at 7900 East Union Avenue, Tower III, Denver, Colorado. The matters on the meeting agenda are described on the following pages.

    If you are a stockholder of record, we urge that you send in your proxy promptly for the Annual Meeting whether or not you plan to attend. Giving your proxy will not affect your right to vote in person if you attend. If you wish to give a proxy to someone other than the persons named on the enclosed proxy form, you may cross out their names and insert the name of some other person who will be at the meeting. The signed proxy form then should be given to that person for his or her use at the meeting. If your shares are held in the name of a broker and you wish to attend the meeting, you should obtain a letter of identification from your broker and bring it to the meeting. In order to vote personally shares held in the name of your broker, you must obtain from the broker a proxy issued to you.

                                          Sincerely,

                                          /s/ Gary S. Howard

                                          Gary S. Howard
                                          Chairman of the Board

              YOUR PROXY IS IMPORTANT . . . . PLEASE VOTE PROMPTLY

                             ON COMMAND CORPORATION
                       7900 EAST UNION AVENUE, TOWER III
                             DENVER, COLORADO 80237
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of On Command Corporation:

    The 2001 Annual Meeting of Stockholders of On Command Corporation will be held at the Company's headquarters, located at 7900 East Union Avenue, Tower III, Denver, Colorado, on Thursday, December 20, 2001 at 9:00 a.m., Mountain Time, for the following purposes:

1.  election of all directors; and

2. ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001;

together with such other matters, if any, as may properly come before the meeting or any reconvened session thereof.

    The Board of Directors has fixed the close of business on November 19, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

    YOUR PROXY IS IMPORTANT. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

    This notice is given pursuant to the direction of the Board of Directors.

                                          /s/ Gary S. Howard

                                          Gary S. Howard
                                          Chairman of the Board

Denver, Colorado
November 29, 2001

                             ON COMMAND CORPORATION
                       7900 EAST UNION AVENUE, TOWER III
                             DENVER, COLORADO 80237
                           TELEPHONE: (720) 873-3200
                                PROXY STATEMENT

    This Proxy Statement is provided by the Board of Directors of On Command Corporation (the "Company" or "On Command") in connection with its solicitation of proxies for the 2001 Annual Meeting of Stockholders to be held at 9:00 a.m., Mountain Time, on Thursday, December 20, 2001, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is
November 29, 2001, the approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders.

    Stockholders of record at the close of business on November 19, 2001 are entitled to vote at the meeting in person or by proxy. Each share of common stock, par value $0.01 per share, of the Company (the "Common Stock") and each share of the Company's Convertible Participating Preferred Stock, Series A, par value $0.01 per share (the "Series A Preferred Stock"), will be entitled to one vote, except that each record holder of Common Stock is entitled to cumulate votes in the election of directors. As of November 19, 2001, the record date, 30,866,327 shares of Common Stock and 13,500 shares of Series A Preferred Stock were issued and outstanding. If a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted as the stockholder specifies. A stockholder may revoke a proxy at any time before it is exercised by submitting a written revocation, submitting a later-dated proxy, or voting in person at the meeting.

    In accordance with the Company's Amended and Restated Certificate of Incorporation and Bylaws, the affirmative vote of a plurality of the votes cast in person or represented by proxy at the meeting is required to elect the eight nominees as directors. The passage of the proposal concerning the ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001 requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the meeting, voting together as one class.

    With respect to each proposal to be voted upon at the meeting, (a) any shares present at the meeting but abstaining from the vote will have no effect at all with respect to the election of directors and will have the same effect as a negative vote with respect to any other proposal and (b) any shares not present at the meeting will not be counted for purposes of determining whether any such proposal has been approved.

    Under the rules of the National Association of Securities Dealers, Inc., if your broker holds your shares in its name, your broker may vote your shares for the election of directors and the ratification of KPMG LLP as the Company's independent auditors, which are the only proposals for which proxies are being solicited by this Proxy Statement.

                           OWNERSHIP OF COMMON STOCK

    As of November 19, 2001, the record date, 30,866,327 shares of Common Stock and 13,500 shares of Series A Preferred Stock were issued and outstanding. As of such date, 15,000 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock, and 60,000 shares of Series D Preferred Stock were issued and outstanding. None of the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are entitled to vote on the matters to be voted upon at the meeting. To the knowledge of the Company, based upon Schedules 13G or 13D filed with the Securities and Exchange Commission (the "SEC" or "Commission"), the following persons were the only beneficial owners of more than five percent of the Common Stock as of September 30, 2001. Under the rules of the SEC, a person's beneficial ownership includes any shares over which that person has sole or shared voting power or investment power, and also any shares over which such person has the right to acquire sole or shared voting power or investment power within 60 days through the exercise of any stock option or other right.

                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
------------------------------------                       --------------------   -------------------
Liberty Media Corporation(2).............................       20,528,193               64.20%
12300 Liberty Boulevard
Englewood, CO 80112

Credit Suisse First Boston(3)............................        2,899,020                9.40%
11 Madison Avenue
New York, NY 10010

Merrill Lynch & Co., Inc.(4).............................        1,942,599                6.30%
800 Scudders Mill Road
Plainsboro, NJ 08536

Gary Wilson(5)...........................................        1,869,200                5.71%
300 Delfern Drive
Los Angeles, CA 90077

------------------------

(1) Based on 30,853,501 shares of Common Stock outstanding at September 30, 2001. Pursuant to the rules of the SEC, shares of Common Stock over which a person has the right to acquire sole or shared voting power or investment power within 60 days through the exercise of any stock option or other right are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Liberty Media Corporation ("Liberty Media"), through its wholly-owned subsidiary Ascent Entertainment Group, Inc. ("Ascent"), holds 19,404,362 shares of Common Stock and 1,123,831 Series A Warrants to purchase shares of Common Stock. On August 16, 2001, a subsidiary of Liberty Media entered into an agreement pursuant to which it has agreed to transfer all of the shares of Ascent owned by it to Liberty Satellite & Technology, Inc. ("LSAT"), a controlled subsidiary of Liberty Media. This transaction is subject to approval by LSAT's stockholders and other conditions. On October 12, 2001, Liberty Media and LSAT announced that further action on this transaction had been suspended by mutual agreement to give the board of directors of LSAT an opportunity to consider an alternative proposal from Liberty Media. If the transaction announced in August 2001 were to be consummated, LSAT would be a beneficial owner of the shares of Common Stock and Series A Warrants described above in this footnote 2, sharing voting and dispositive power over such securities with its parent Liberty Media. Neither transaction would cause Liberty Media not to be a beneficial owner of the shares of Common Stock, Series A Warrants and other securities of the Company that it now beneficially owns.

(3) Based on information contained in the Schedule 13G/A filed with the Commission and dated February 15, 2001. Credit Suisse First Boston ("CSFB") shares voting and dispositive power over 2,899,020 shares of Common Stock with its consolidated subsidiaries to the extent that they constitute a part of the CSFB business unit which is engaged in corporate and investment banking, trading, private equity investment and derivatives business on a world-wide basis.

(4) Based on information contained in the Schedule 13G/A filed with the Commission and dated February 7, 2001. Merrill Lynch & Co., Inc. is the beneficial owner of 1,942,599 shares of Common Stock as parent holding company of Merrill Lynch Asset Management Group, which is comprised of registered investment advisors to various registered investment companies.

(5) Mr. Wilson holds 1,810,000 Series C Warrants to purchase shares of Common Stock having an exercise price of $15.33 per share and vested options to purchase 58,000 shares of Common Stock.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth information with respect to the ownership by each director and each of the Named Executive Officers (as defined on page 10) and by all directors and executive officers as a group of shares of On Command Common Stock, Series A Liberty Media Corporation Common Stock and Series B Liberty Media Corporation Common Stock. Series A Liberty Media Corporation Common Stock and Series B Liberty Media Corporation Common Stock are both equity securities of Liberty Media, which indirectly owns a controlling interest in the Company.

    The following information is given as of September 30, 2001 and, in the case of percentage ownership information, is based on (1) 30,853,501 shares of On Command Common Stock; (2) 2,377,917,544 shares of Series A Liberty Media Corporation Common Stock; and (3) 212,045,288 shares of Series B Liberty Media Corporation Common Stock, in each case outstanding on that date. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after September 30, 2001, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. So far as is known to On Command, the persons indicated below have the sole voting power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table.

                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP   PERCENT OF
NAME OF BENEFICIAL OWNER                 TITLE OF CLASS              (IN THOUSANDS)        CLASS
------------------------         -------------------------------  --------------------   ----------
William R. Fitzgerald..........  On Command Common Stock                  --                   --
                                 Series A Liberty Media
                                   Corporation Common Stock             235(1)                  *
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Richard D. Goldstein...........  On Command Common Stock                 50(2)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP   PERCENT OF
NAME OF BENEFICIAL OWNER                 TITLE OF CLASS              (IN THOUSANDS)        CLASS
------------------------         -------------------------------  --------------------   ----------
Paul A. Gould..................  On Command Common Stock                 13(3)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock              1,505                  *
                                 Series B Liberty Media
                                   Corporation Common Stock               457                   *

Gary S. Howard.................  On Command Common Stock                 13(4)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock             788(5)                  *
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Jerome H. Kern.................  On Command Common Stock               1,350(6)              4.19%
                                 Series A Liberty Media
                                   Corporation Common Stock            6,157(7)                 *
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Peter M. Kern..................  On Command Common Stock                 13(8)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock             176(9)                  *
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

David A. Simpson...............  On Command Common Stock                56(10)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Carl E. Vogel..................  On Command Common Stock                13(11)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock             218(12)                 *
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

J. David Wargo.................  On Command Common Stock                50(13)                  *
                                 Series A Liberty Media
                                   Corporation Common Stock             512(14)                 *
                                 Series B Liberty Media
                                   Corporation Common Stock                4                    *

Gary L. Wilson.................  On Command Common Stock               1,869(15)             5.71%
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP   PERCENT OF
NAME OF BENEFICIAL OWNER                 TITLE OF CLASS              (IN THOUSANDS)        CLASS
------------------------         -------------------------------  --------------------   ----------
James A. Cronin................  On Command Common Stock                  --                   --
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Ronald D. Lessack..............  On Command Common Stock                223(16)                 *
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Paul J. Milley.................  On Command Common Stock                150(17)                 *
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Jean DeVera....................  On Command Common Stock                113(18)                 *
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

Richard Fenwick, Jr............  On Command Common Stock                  --                   --
                                 Series A Liberty Media
                                   Corporation Common Stock               --                   --
                                 Series B Liberty Media
                                   Corporation Common Stock               --                   --

All directors and executive      On Command Common Stock
  officers as a group (21        Series A Liberty Media
  persons)(19).................    Corporation Common Stock              3,944              11.31%
                                 Series B Liberty Media                  9,680                  *
                                   Corporation Common Stock               462                   *

------------------------

   * Less than 1%.

 (1) Includes vested options to purchase 200,000 shares of Series A Liberty Media Corporation Common Stock.

 (2) Includes vested options to purchase 50,000 shares of On Command Common
     Stock.

 (3) Includes vested options to purchase 12,500 shares of On Command Common
     Stock.

 (4) Includes vested options to purchase 12,500 shares of On Command Common
     Stock.

 (5) Includes 7,348 shares of Series Liberty Media Corporation Common Stock owned by members of Mr. Howard's immediate family, as to which Mr. Howard has disclaimed beneficial ownership.

 (6) Mr. Kern holds 13,500 shares of Series A Preferred Stock, which are convertible at the option of the holder into an aggregate of 1,350,000 shares of Common Stock.

 (7) Includes beneficial ownership of 5,904,600 shares of Series A Liberty Media Corporation Common Stock that may be acquired pursuant to vested stock options granted in tandem with stock appreciation rights. Includes 80,400 shares of Series A Liberty Media Corporation Common Stock held by
     Mr. Kern's wife, Mary Rossick Kern, as to which shares Mr. Kern has disclaimed beneficial ownership.

 (8) Includes vested options to purchase 12,500 shares of On Command Common
     Stock.

 (9) Includes vested options to purchase 124,800 shares of Series A Liberty Media Corporation Common Stock granted in tandem with stock appreciation rights.

 (10) Includes vested options to purchase 55,500 shares of On Command Common Stock.

 (11) Includes vested options to purchase 12,500 shares of On Command Common Stock.

 (12) Includes 200,000 vested options granted in tandem with stock appreciation rights.

 (13) Includes vested options to purchase 50,000 shares of On Command Common Stock.

 (14) Includes 497,923 shares of Series A Liberty Media Corporation Common Stock held in investment accounts managed by Mr. Wargo as to which he shares voting and investment power and as to which he disclaims beneficial ownership.

 (15) Mr. Wilson holds 1,810,000 Series C Warrants to purchase shares of Common Stock having an exercise price of $15.33 per share and vested options to purchase 58,000 shares of Common Stock.

 (16) Includes vested options to purchase 220,000 shares of On Command Common Stock.

 (17) Includes vested options to purchase 150,000 shares of On Command Common Stock.

 (18) Includes vested options to purchase 110,000 shares of On Command Common Stock.

 (19) Includes the holdings as of the most recent practicable date of one person who became an executive officer after September 30, 2001.

                         SHAREHOLDER RETURN PERFORMANCE

    THE FOLLOWING GRAPH AND CHART COMPARE THE CUMULATIVE TOTAL SHAREHOLDER RETURN ON THE COMMON STOCK, WITH (A) THE CUMULATIVE TOTAL RETURN ON THE NASDAQ INDEX AND (B) THE CUMULATIVE TOTAL RETURN ON THE NASDAQ TELECOMMUNICATIONS INDEX.(1) ON OCTOBER 10, 1996, THE COMMON STOCK BEGAN PUBLICLY TRADING. THE PERFORMANCE GRAPH SETS FORTH THE RETURN ON $100 INVESTED IN ON COMMAND COMMON STOCK AND THE TWO STOCK INDICES FROM OCTOBER 10, 1996 TO DECEMBER 31, 2000 AND ASSUMES REINVESTMENT OF DIVIDENDS. THE COMPANY DID NOT DECLARE OR PAY ANY DIVIDENDS IN 2000. THE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THIS GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
    ON COMMAND CORPORATION, NASDAQ INDEX AND NASDAQ TELECOMMUNICATIONS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                          NASDAQ
                                    Telecommunications
          On Command  NASDAQ Index               Index
10/10/96        $100          $100                $100
12/31/96         $68          $104                $101
12/31/97         $55          $127                $144
12/31/98         $39          $177                $235
12/31/99         $80          $329                $476
12/31/00         $38          $200                $217

                                                     10/10/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                                     --------   --------   --------   --------   --------   --------
On Command.........................................    $100       $ 68       $ 55       $ 39       $ 80       $ 38
NASDAQ Index.......................................    $100       $104       $127       $177       $329       $200
NASDAQ Telecommunications Index....................    $100       $101       $144       $235       $476       $217

------------------------

(1) The Company has reassessed the companies comprising the peer group used in prior years for the purpose of this comparison and has replaced such peer group with the NASDAQ Telecommunications Index on the basis that it more fully reflects the range of companies in the market in which the Company operates.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASDAQ National Market System. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    The Company has recently undertaken an audit of the historical compliance of its directors and executive officers with the requirements of Section 16(a) of the Exchange Act. Based solely on its review of copies of the forms received by it with respect to 2000, written representations from certain reporting persons and the Company's own knowledge of transactions by such persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Company's Common Stock complied with the reporting requirements of Section 16(a) of the Exchange Act during 2000, except as follows:

PERSON                                                      LATE FILINGS
------                                             ------------------------------
Paul A. Gould                                      Form 5-December 31, 2000

Gary S. Howard                                     Form 5-December 31, 2000

Peter M. Kern                                      Form 5-December 31, 2000

Carl E. Vogel                                      Form 5-December 31, 2000

Gregory B. Armstrong                               Form 3-September 1, 2000
                                                   Form 5-December 31, 2000

Jerry M. Hodge                                     Form 3-December 6, 2000

Ganesh R. Basawapatna                              Form 5-December 31, 2000
                                                   Form 3-October 5, 2000

Richard C. Fenwick, Jr.                            Form 5-December 31, 2000

Bertram Perkel                                     Form 3-November 1, 2000
                                                   Form 5-December 31, 2000

                               EXECUTIVE OFFICERS

    The following table sets forth the names, ages, and titles of current executive officers of the Company, and biographical information with respect to such officers.

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Gary S. Howard                 50        Chairman of the Board

Christopher Sophinos           49        President and Chief Executive Officer

William D. Myers               43        Executive Vice President, Chief Financial Officer and
                                           Treasurer

Gregory B. Armstrong           55        Executive Vice President and Chief Operating Officer

    Gary S. Howard has been Chairman of the Board of On Command since
October 2001 and a Director of On Command since April 2000. Mr. Howard has served as Executive Vice President and Chief Operating Officer of Liberty Media since July 1998. Mr. Howard has also served as Chairman of the Board of Liberty Satellite & Technology, Inc. since August 2000. Mr. Howard served as Chief Executive Officer of Liberty Satellite & Technology, Inc. from December 1996 to April 2000. Mr. Howard served as Executive Vice President of Tele-Communications, Inc., or TCI, from December 1997 to March 1999; as Chief Executive Officer, Chairman of the Board and a Director of TV Guide, Inc. from June 1997 to March 1999; and as President and Chief Executive Officer of TCI Ventures Group, LLC from December 1997 to March 1999. Mr. Howard served as President of TV Guide, Inc. from June 1997 to September 1997; as President of Liberty Satellite & Technology, Inc. from February 1995 through August 1997; and as Senior Vice President of TCI Communications, Inc., the domestic cable subsidiary of TCI, from October 1994 to December 1996. Mr. Howard is a Director of Liberty Media Corporation, Liberty Digital, Inc., Liberty Satellite & Technology, Inc. and Liberty Livewire Corporation.

    Christopher Sophinos has been President of On Command since April 2001 and Chief Executive Officer since October 2001. Mr. Sophinos has also served as Senior Vice President of Liberty Satellite & Technology, Inc. since April 2000. He served as President of Liberty Satellite & Technology, Inc. from
September 1997 to April 2000 and as Senior Vice President of Liberty
Satellite & Technology, Inc. from February 1996 until September 1997.
Mr. Sophinos served as Senior Vice President of Primestar, Inc. from April 1998 until August 1999. Mr. Sophinos served as the President of Boats Unlimited from November 1993 to September 1998.

    William D. Myers has been Executive Vice President, Chief Financial Officer and Treasurer for On Command since June 2001. Mr. Myers was Senior Vice President and Chief Financial Officer for Formus Communications Inc. from December 2000 through May 2001. From August 1999 through November 2000,
Mr. Myers served as Senior Vice President and Chief Financial Officer of Jato Communications, Inc. From September 1996 through July 1999, Mr. Myers served as Vice President and Treasurer of Liberty Satellite & Technology, Inc. and from April 1998 until July 1999 he served as Vice President and Treasurer of Primestar, Inc. From July 1994 to August 1996 he served as Vice President of Capital Management of Tele-Communications, Inc.

    Gregory B. Armstrong has been Executive Vice President and Chief Operating Officer of On Command since April 2001 and was Senior Vice President for International and Special Projects from September 2000 until April 2001. From January 1998 to September 2000, Mr. Armstrong was Managing Director of Latin American Operations for Liberty Media International, Inc. Mr. Armstrong was Senior Vice President for Tele-Communications International, Inc. from
August 1994 to December 1997.

                             EXECUTIVE COMPENSATION

    The following table shows the compensation received for each of the three fiscal years ended December 31, 2000 by the (i) Chairman and Chief Executive Officer, (ii) the Senior Vice President of Operations, (iii) the Chief Financial Officer, (iv) the Senior Vice President, Engineering, (v) the Senior Vice President, Sales, and (vi) the former Senior Vice President, Engineering (the officers being hereafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                            ---------------------------------                  -----------------------------
                                                                   OTHER       RESTRICTED
                                                                   ANNUAL        STOCK         SECURITIES       ALL OTHER
                                                                COMPENSATION    AWARD(S)       UNDERLYING      COMPENSATION
NAME AND POSITION             YEAR     SALARY ($)   BONUS ($)      ($)(6)         ($)       OPTIONS/SARS (#)      ($)(7)
-----------------           --------   ----------   ---------   ------------   ----------   ----------------   ------------
Jerome Kern(1)............    2000       390,000          --            --          --               --              667
  Chairman and Chief          1999            --          --            --          --               --               --
  Executive Officer           1998            --          --            --          --               --               --

James A Cronin, III(2)....    2000        49,259     200,000            --          --               --            2,311
  Chairman and Acting         1999       500,000     200,000            --          --               --           33,699
  Chief Executive Officer     1998       498,846     375,000            --          --               --           16,069

Ronald D. Lessack(3)......    2000       325,000      88,000        56,940          --               --            6,471
  Senior Vice President,      1999       294,617     250,000            --          --           50,000            5,832
  Operations                  1998       290,000     203,000            --          --           48,200            6,320

Paul J. Milley............    2000       265,438      90,312            --          --               --            6,471
  Chief Operating Officer     1999       194,375      57,500            --          --           50,000            5,528
  and CFO                     1998       181,249      54,000            --          --           50,000            5,000

David Simpson(4)..........    2000       212,855      19,812            --          --          100,000            6,231
  Senior Vice President,      1999       155,308          --            --          --           35,000            5,478
  Engineering                 1998        75,000      40,000        72,464          --           30,000               20

Jean DeVera...............    2000       291,294      67,475            --          --               --            6,475
  Senior Vice President,      1999       178,000      38,000            --          --           50,000            5,790
  Sales                       1998       152,500          --        64,438          --           40,000            5,770

Richard C. Fenwick,
  Jr.(5)..................    2000       214,250      76,125       254,869          --          150,000           93,971
  Senior Vice President,      1999       204,375      50,500            --          --           50,000            5,324
  Engineering                 1998       178,958      45,000            --          --           35,300            6,320

------------------------

(1) Mr. Kern was hired as Chairman and Chief Executive Officer of the Company on April 1, 2000. The compensation above is compensation for the period from April 1, 2000 to December 31, 2000.

(2) Mr. Cronin's compensation was paid by Ascent for fiscal years 2000, 1999 and 1998.

(3) Mr. Lessack's employment with the Company was terminated on December 31, 2000.

(4) Mr. Simpson was promoted to Senior Vice President, Engineering on October 16, 2000. He was hired by the Company on July 1, 1998.

(5) Mr. Fenwick's employment with the Company terminated on September 8, 2000.

(6) Other Annual Compensation consists of SAR exercises by Mr. Lessack and Ms. DeVera, a relocation bonus for Mr. Simpson, and proceeds from stock option and SAR exercises for Mr. Fenwick.

(7) For 2000, all other compensation includes: (i) contributions by the Company on behalf of the executive to the Company's 401(k) plan, (ii) life insurance premiums for policies in excess of $50,000 face value, (iii) in the case of Mr. Cronin, the value of certain fringe benefits and (iv) in the case of Mr. Fenwick, severance payments.

                                               401(K)    INSURANCE   OTHER FRINGE
NAME                                          MATCHING    PREMIUM      BENEFITS     SEVERANCE    TOTAL
----                                          --------   ---------   ------------   ---------   --------
Jerome Kern.................................   $   --     $  667        $   --       $    --    $   667
James A. Cronin.............................       --      2,311         2,311
Ronald Lessack..............................    5,250      1,221                                  6,471
Paul Milley.................................    5,250      1,221                                  6,471
David Simpson...............................    5,250        981                                  6,231
Jean DeVera.................................    5,250      1,225                                  6,475
Richard Fenwick.............................    5,250      1,221                      87,500     93,971

                       OPTION GRANTS IN LAST FISCAL YEAR

                        INDIVIDUAL GRANTS
------------------------------------------------------------------
                                                  PERCENT OF TOTAL
                                                      OPTIONS
                                 NUMBER OF            GRANTED
                                 SECURITIES         TO EMPLOYEES     EXERCISE OR                      GRANT DATE
                             UNDERLYING OPTIONS          IN          BASE PRICE                        PRESENT
NAME                           GRANTED (#)(1)      FISCAL YEAR(2)      ($/SH)      EXPIRATION DATE   VALUE ($)(3)
----                         ------------------   ----------------   -----------   ---------------   ------------
David Simpson..............        100,000                4%          $15.1875         6/13/10        $  760,000
Richard Fenwick............        150,000                6%          $15.1875         6/13/10(4)     $1,140,000

------------------------

(1) The options expire ten years from grant date and vest 20% annually over five years.

(2) The total number of options granted to On Command employees in 2000 was 2,611,500.

(3) On Command used the Black-Scholes option pricing model to determine grant date present values using the following assumptions for the year 2000: stock price volatility of 47.7%, a five year option term, a risk-free rate of return range from 4.99% to 6.71%, and no dividend yield. Forfeitures are reflected as they occur. The use of this model is in accordance with SEC rules; however the actual value of an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

(4) Mr. Fenwick's options expired on September 8, 2000 in connection with the termination of his employment.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information on (i) options exercised by the Named Executive Officers in 2000, and (ii) the number and value of their unexercised options at December 31, 2000.

        AGGREGATED OPTION EXERCISES IN 2000, AND YEAR-END OPTION VALUES

NAME                          OPTION DATE     TYPE     GRANTED     PRICE     EXERCISED    VESTED    CANCELLED   UNVESTED
----                          -----------   --------   --------   --------   ---------   --------   ---------   --------
Ronald D. Lessack...........    2-14-94     ISO         56,800    11.4400         --      56,800          --          --
                               11-21-96     NQ          65,000    15.8750         --      65,000          --          --
                                 2-4-98     NQ          48,200    13.0000         --      48,200          --          --
                                12-7-99     NQ          50,000    16.0000         --      50,000          --          --

Paul J. Milley..............   12-17-96     NQ          50,000    15.8130         --      40,000          --      10,000
                                 2-4-98     NQ          50,000    13.0000         --      20,000          --      30,000
                                12-7-99     NQ          50,000    16.0000         --      25,000          --      25,000

David Simpson...............     8-4-98     NQ          30,000    12.7500         --      12,000          --      18,000
                                12-7-99     NQ          35,000    16.0000         --      17,500          --      17,500
                                6-13-00     NQ         100,000    15.1875         --          --          --     100,000

Jean DeVera.................   11-21-96     NQ          20,000    15.8750         --      16,000          --       4,000
                                 2-4-98     NQ          20,000    13.0000         --       8,000          --      12,000
                                 2-4-98     NQ          20,000    13.0000         --      12,000          --       8,000
                                12-7-99     NQ          50,000    16.0000         --      25,000          --      25,000

Richard C. Fenwick, Jr......     9-3-92     ISO         49,700     5.9200     49,700      49,700          --          --
                               11-21-96     NQ          65,000    15.8750         --      65,000          --          --
                                 2-4-98     NQ          35,300    13.0000         --      35,300          --          --
                                12-7-99     NQ          50,000    16.0000         --      50,000          --          --
                                6-13-00     NQ         150,000    15.1875         --          --     150,000          --

NAME                          OUTSTANDING   EXERCISABLE
----                          -----------   -----------
Ronald D. Lessack...........     56,800        56,800
                                 65,000        65,000
                                 48,200        48,200
                                 50,000        50,000
Paul J. Milley..............     50,000        40,000
                                 50,000        20,000
                                 50,000        25,000
David Simpson...............     30,000        12,000
                                 35,000        17,500
                                100,000            --
Jean DeVera.................     20,000        16,000
                                 20,000         8,000
                                 20,000        12,000
                                 50,000        25,000
Richard C. Fenwick, Jr......         --            --
                                 65,000        65,000
                                 35,300        35,300
                                 50,000        50,000
                                                   --

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF IN-THE-MONEY
                                                                   OPTIONS AT 12/31/00         OPTIONS AT 12/31/00
                                          SHARES                -------------------------   -------------------------
                                        UNDERLYING                                UN-                         UN-
                                         OPTIONS      VALUE     EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
NAME                                    EXERCISED    REALIZED       (#)           (#)           ($)           (#)
----                                    ----------   --------   -----------   -----------   -----------   -----------
Jerome Kern...........................        --           --          --            --           --            --
James A. Cronin.......................        --           --          --            --         $ --          $ --
Ronald D. Lessack.....................        --           --     220,000            --         $ --          $ --
Paul J. Milley........................        --           --      85,000        65,000         $ --          $ --
David Simpson.........................        --           --      29,500       135,500         $ --          $ --
Jean DeVera...........................        --           --      61,000        49,000         $ --          $ --
Richard Fenwick, Jr. .................    24,700     $198,239     150,300            --         $ --          $ --

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The following is a summary of the materials terms and conditions of an employment contract between the Company and Allan Goodson, who was the Company's Executive Vice President and Chief Operating Officer during the first five months of calendar year 2000. On January 7, 2000, On Command and Mr. Goodson entered into an employment agreement with an expiration date of January 7, 2002. Mr. Goodson's initial base salary under the agreement was $300,000 per year, subject to increases at the discretion of the Board of Directors of the Company. In addition, Mr. Goodson was eligible for annual bonuses based on performance measures determined by the Company's Compensation Committee with a target bonus equal to 70% of Mr. Goodson's base salary for achieving 100% of the target level for the performance measures. Mr. Goodson was also granted options to purchase 100,000 shares of On Command Common Stock, exercisable at a per-share price equal to

$15.90625. The options were to vest 50% on January 7, 2001 and 50% on January 7, 2002. The options were to expire at the earliest of:
(i) three months after the date upon which Mr. Goodson was terminated for "cause" (as defined in the employment agreement); (ii) one year after Mr. Goodson's employment agreement was terminated as a result of death; or
(iii) on January 7, 2010. Mr. Goodson's agreement did not contain "change-of-control" provisions.

    In addition, Mr. Goodson's agreement provided that if Mr. Goodson was terminated without "cause" (as defined in the agreement) or upon any substantial reduction (except in connection with the termination of his employment voluntarily by Mr. Goodson, or by the Company for "cause") by the Company of Mr. Goodson's responsibilities as Executive Vice President and Chief Operating Officer of the Company, or the Company was in material default of the agreement, then: (i) there would be no forfeiture of any rights or interests related to fringe benefits granted under the agreement, including, without limitation, the SARs and any other stock-based incentives, except that half of the 100,000 options granted to him would vest, to the extent not previously vested, and the other half would be canceled, immediately upon such termination becoming effective and final; (ii) the executive would receive current base salary, fringe benefits and the annual bonus outlined in the agreement for the longer of
(a) the remainder of the employment period under the agreement or (b) one year following the date of such termination, with no obligation to seek other employment and no offset to the amounts paid by the Company if other employment were to be obtained; and (iii) all other benefits provided pursuant to the agreement would be received by the executive. In May 2000, Mr. Goodson's employment was terminated.

    On September 8, 2000, the employment of Richard Fenwick was terminated by the Company due to a reduction in force. On October 18, 2000, Mr. Fenwick executed a general release of the Company. In consideration of such release the Company agreed to pay Mr. Fenwick $12,500.48 less applicable withholdings, on regular paydates, through September 8, 2001, resulting in payments of $300,011.54 in the aggregate. Pursuant to the terms of such general release, all stock options granted to Mr. Fenwick immediately vested upon his termination date and were cancelled as of September 8, 2001.

    On December 31, 2000, the employment of Ron Lessack with the Company terminated. Pursuant to an employment agreement executed by the Company and Mr. Lessack on November 17, 2000, Mr. Lessack's compensation continued at the rate of $325,000 per year from January 1, 2001 through December 31, 2001, less applicable deductions and federal, state and local taxes. Mr. Lessack also received COBRA benefits until March 31, 2002 or for one year from the date of completion of his consulting services, not to exceed 18 months total, whichever occurred later, and a single lump sum payment adequate to cover the costs to the executive of similar life and disability plans. All of Mr. Lessack's outstanding stock options vested on December 31, 2000 and may be exercised until December 31, 2001.

    Pursuant to a Separation and Release Agreement dated as of April 25, 2001 between Jerome H. Kern and the Company, the employment of Mr. Kern with the Company and its subsidiaries was terminated on April 27, 2001. Mr. Kern continued to serve as Chairman of the Board of Directors of the Company until June 1, 2001 (the "Termination Date"). Until the Termination Date, Mr. Kern was paid his regular salary and was entitled to all employee benefits that he was then entitled to. Other than as required by COBRA, all employment benefits provided to Mr. Kern terminated on the Termination Date. Pursuant to the Separation and Release Agreement, the right of the Company to repurchase shares of Series A Preferred Stock from Mr. Kern as a result of the termination of Mr. Kern's employment pursuant to that certain Stock Purchase and Loan Agreement dated as of August 4, 2000 (the "Stock Purchase Agreement") was waived by the Company. The Stock Purchase Agreement was amended to provide that to the extent Mr. Kern had the right to vote any shares of stock acquired pursuant to such agreement as a separate class, Mr. Kern would cause such shares to be voted in the manner recommended by the Company's Board of Directors. See "Certain Relationships and Related Party Transactions" beginning on page 22 for a further discussion of the terms of the Stock

Purchase Agreement. As part of the Separation and Release Agreement, Mr. Kern agreed to release the Company and certain related entities and individuals, and the Company agreed to release Mr. Kern, from any and all causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees, judgments, liens, indebtedness and liabilities of every kind and character, except for claims arising from a breach by the other party of its obligations under the Separation and Release Agreement and certain claims for indemnification by Mr. Kern.

    In May 2001, the Company adopted a severance pay plan for the Company's eligible employees (the "Severance Plan"). The Severance Plan defines eligible employees as every employee of the Company except temporary employees, independent contractors, and employees covered by collective bargaining agreements. Under the Severance Plan, such employees are eligible for certain payments and benefits in the event such employee's employment is terminated by the Company as a result of a layoff or reduction in force, as determined in the sole discretion of the plan administrator.

    Under the Severance Plan, if an executed waiver and release agreement is delivered by the eligible employee to the Company within the period specified by the Company, eligible employees are entitled to salary continuation of from one month to twelve months depending upon the employee's title.

    On May 31, 2001, the employment of Jean A. DeVera was terminated by the Company. On June 6, 2001, Ms. DeVera executed a Waiver and Release Agreement pursuant to which the Company agreed to pay her $275,000 less applicable tax withholding on or before 21 days following the execution of such agreement in consideration for the release of the Company and certain related entities and individuals from any and all causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees and liabilities of any kind. All stock options held by Ms. DeVera became exercisable on the date of her termination and may be exercised until May 31, 2002.

    On May 31, 2001, the employment of Paul Milley was terminated by the Company. On June 1, 2001, Mr. Milley executed a Waiver and Release Agreement pursuant to which the Company agreed to pay him $600,000 less applicable tax withholding in consideration for the release of the Company and certain related entities and individuals from any and all causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees and liabilities of any kind. All stock options held by Mr. Milley became exercisable on the date of his termination and may be exercised until May 31, 2003.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed of two directors, Richard D. Goldstein (Chairman) and Gary L. Wilson, and is responsible for establishing and administering the Company's executive compensation philosophy. Set forth below is the Committee's report on the 2000 compensation of the Named Executive Officers of the Company whose compensation is discussed below under "Executive Compensation."

ANNUAL COMPENSATION

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

COMPENSATION PHILOSOPHY

    The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance stockholder value. Specifically, the Company's executive compensation program has been designed to provide an overall level of compensation opportunity that is competitive within the telecommunications industry. The Compensation Committee uses its discretion to set individual executive compensation levels warranted in its judgment by market practice, Company performance and individual performance, thereby enabling the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the Company's growth and financial performance.

    The compensation of the Company's executive officers, including the executive officers named in the summary compensation table above, is comprised of three elements: base salary, annual cash bonus and stock options.

    BASE SALARY. Base salary is the primary mechanism used to compensate executives for their management responsibilities. Base salaries are determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, the contribution of the individual to the Company's achievements during the prior year and the competitive marketplace for executive talent. The Chief Executive Officer recommends annual salary adjustments for executive officers after consideration of these factors. The Chief Executive Officer's recommendations are considered by the Compensation Committee in determining executive officers' annual salary levels. The annual salary of the Chief Executive Officer is determined by the Compensation Committee with input from the Board of Directors.

    ANNUAL BONUS. The annual bonuses paid to the Company's executive officers are dependent upon individual and overall Company performance. At the beginning of the year, the Compensation Committee approves specific performance measures and goals based upon the business plan for that year. At the conclusion of the year, the Compensation Committee compares actual achievements against these goals. Bonuses for the Company's executive officers for the year ending
December 31, 2000, were based on the achievement of one or more strategic or operating measures as compared to historical performance for the Company as well as the evaluation of each individual executive officer's achievement of his performance objectives for the year.

    STOCK OPTIONS. Stock options provide an incentive for retention of executive talent and the creation of stockholder value in the long term since their full benefits cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The Compensation Committee believes that stock options serve as an important component of compensation by closely aligning management's interest and actions with those of the Company's stockholders.

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Compensation Committee has reviewed the compensation of the Company's Chief Executive Officer and other executive officers and has concluded that their 2000 compensation was reasonable in view of the Company's performance and the contribution of those officers to that performance, taking into account the factors described above.

    Mr. Kern served as Chairman and Chief Executive Officer starting in
April 2000 until his resignation as Chief Executive Officer in April 2001 and as Chairman in June 2001. During this period, he did not have an employment contract. He received a base salary at the rate of $520,000 per year.

ACTING CEO COMPENSATION

    Mr. Cronin, who served as Acting Chief Executive Officer of the Company from August 1999 through February 2000, received no compensation from the Company in 2000 with respect to his duties as Acting Chief Executive Officer of the Company during such period. Mr. Cronin's compensation for his duties as Executive Vice President, Chief Operating Officer and Chief
Financial Officer of Ascent is reflected in the compensation table on page   .

SECTION 162 OF THE INTERNAL REVENUE CODE

    In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

COMPENSATION COMMITTEE

Richard D. Goldstein
Gary L. Wilson

PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

    The Company's Board of Directors consists of eight members. In March 2000, Liberty acquired control of Ascent, On Command's largest stockholder, by means of tender offer. This transaction constituted a change in control of the Company. In June 2000, Ascent merged into a wholly owned subsidiary of Liberty. Following the closing of the tender offer, Messrs. Jerome H. Kern, Peter M. Kern, Gould, Howard and Vogel joined the Board in April 2000 as Ascent's designees under the Corporate Agreement described below. Messrs. Lyons and Steel resigned from the Board in August 1999 and Messrs. Cronin and Sparkman resigned from the Board in June 2000. Mr. Jerome H. Kern resigned from the Board of Directors in June 2001. All directors are elected annually by the stockholders for a term of one year or until their successors have been elected and qualified. The Corporate Agreement between the Company and Ascent provided that, for so long as Ascent beneficially owned, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of the Company entitled to be cast for the election of directors, the Company would propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of the Company would be comprised of persons designated by Ascent. Following its acquisition of Ascent, Liberty caused Ascent to designate the persons specified above as directors of the Company in accordance with the Corporate Agreement. The Corporate Agreement was terminated in August 2000. See "Certain Relationships and Related Party Transactions." The Board met ten times in 2000. All incumbent directors who were directors throughout 2000 attended at least 75% of such meetings.

VOTING FOR DIRECTORS

    At the meeting, eight directors will be elected to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees currently serve as directors.

    Each holder of shares of Common Stock is entitled to cumulate votes in the election of directors. The right to cumulate votes in an election of directors entitles a holder of shares of Common Stock to cast as many votes as he or she has shares of Common Stock multiplied by the number of directors to be elected (in this case, eight), which votes may then be allocated among the nominees in such proportion as the stockholder decides, including casting all of the votes for one nominee. If a holder of shares of Common Stock wishes to cumulate his or her votes, the proxy card should be marked, in any way that the stockholder desires, in order to: (i) indicate clearly that the stockholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a holder of shares of Common Stock may write next to the name of each nominee for whom the stockholder desires to cast votes the number of votes to be cast for such nominee. Holders of shares of Series A Preferred Stock are not entitled to cumulate votes in the election of directors.

    Unless contrary directions are set forth on the proxy card, proxies will be voted in such manner as to elect all or as many of the nominees listed as possible. If the "For All Nominees Listed Below" box is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and allocate votes among the nominees as they deem appropriate, including an allocation of no votes for one or more nominees. If the "Exceptions" box is checked, the named proxies will have discretionary authority to cumulate votes if they so choose and allocate votes among the nominees as they deem appropriate, except that no votes covered by such proxy shall be cast for any nominee specifically excepted by such stockholder. If any of the nominees becomes unavailable for election, which is not currently anticipated, shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the Board of Directors.

                       NOMINEES FOR ELECTION OF DIRECTORS

    William R. Fitzgerald, 43, has served as a Director of On Command since October 2001. Mr. Fitzgerald has served as Senior Vice President of Liberty Media Corporation since August 2000. Mr. Fitzgerald served as Chief Operating Officer, Operations Administration, of AT&T Broadband, which was formerly known as Tele-Communications, Inc., or TCI, from August 1999 to May 2000, and Executive Vice President and Chief Operating Officer of TCI from March 1999 to August 1999. Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer of TCI Communications, Inc., the domestic cable subsidiary of TCI, from November 1998 to March 1999, served as an Executive Vice President of TCI Communications from December 1997 to March 1999, and served as a Senior Vice President of TCI Communications from March 1996 to December 1997.
Mr. Fitzgerald was a Senior Vice President and a Partner in Daniels & Associates, a brokerage and investment banking company, from 1988 to 1996.
Mr. Fitzgerald is also a Director and Chairman of the Board of Liberty Livewire Corporation.

    Richard D. Goldstein, 50, has been a Director of On Command since
November 1998. Mr. Goldstein has served as a Managing Director or Senior Managing Director and a principal of Alpine Capital LLC, a merger advisory and investment/merchant banking firm in New York and related entities (including Alpine Equity Partners L.P.) since 1990. From 1976 to 1990 Mr. Goldstein was with the law firm of Paul, Weiss, Rifkand, Wharton & Garrison, where he became a partner in 1984. Mr. Goldstein is also a Director of US Franchise Systems, Inc.

    Paul A. Gould, 55, has been a Director of On Command since April 2000.
Mr. Gould has served as a Managing Director and Executive Vice President of Allen & Company Incorporated, an investment banking services company, for over five years. Mr. Gould served as a Director of Tele-Communications, Inc., or TCI, from December 1996 to March 1999, Liberty Media International, Inc. from
July 1995 to October 1998, and TV Guide, Inc. (before its merger with Gemstar) from January 1996 to February 1998. Mr. Gould is a Director of Liberty Media.

    Gary S. Howard, 50, has been Chairman of the Board of On Command since October 2001 and a Director of On Command since April 2000. Mr. Howard has served as Executive Vice President and Chief Operating Officer of Liberty Media since July 1998. Mr. Howard has also served as Chairman of the Board of Liberty Satellite & Technology, Inc. since August 2000. Mr. Howard served as Chief Executive Officer of Liberty Satellite & Technology, Inc. from December 1996 to April 2000. Mr. Howard served as Executive Vice President of Tele-Communications, Inc., or TCI, from December 1997 to March 1999; as Chief Executive Officer, Chairman of the Board and a Director of TV Guide, Inc. from June 1997 to March 1999; and as President and Chief Executive Officer of TCI

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Ventures Group, LLC from December 1997 to March 1999. Mr. Howard served as
President of TV Guide, Inc. from June 1997 to September 1997; as President of Liberty Satellite & Technology, Inc. from February 1995 through August 1997; and as Senior Vice President of TCI Communications, Inc. from October 1994 to December 1996. Mr. Howard is a Director of Liberty Media Corporation, Liberty Digital, Inc., Liberty Satellite & Technology, Inc. and Liberty Livewire Corporation.

    Peter M. Kern, 34, has been a Director of On Command since April 2000.
Mr. Kern has served as a Senior Managing Director and a principal of Alpine Capital LLC, a merger advisory and investment/ merchant banking firm in New York since July 2001. From April 1996 until June 2001, Mr. Kern served as President of Gemini Associates, Inc., a firm which provided strategic advisory services primarily to media companies. From December 1993 to January 1996, he served as Senior Vice President of Strategic Development and Corporate Finance of Home Shopping Network, Inc. Mr. Kern also serves as a Director of Liberty
Digital, Inc.

    Carl E. Vogel, 43, has been a Director of On Command since April 2000. During April and May 2001 Mr. Vogel also served as Vice Chairman of the Board and from June 2001 until October 2001 as Chairman of the Board. Mr. Vogel has served as a President and Chief Executive Officer of Charter
Communications, Inc. since October 2001. From December 1999 to October 2001, he served as Senior Vice President of Liberty Media Corporation. From April 2000 to October 2001, Mr. Vogel was President, Chief Executive Officer and a Director of Liberty Satellite & Technology, Inc. Mr. Vogel served as Executive Vice President/Chief Operating Officer of Field Operations for AT&T Broadband, LLC, which was formerly known as Tele-Communications, Inc., or TCI, from June 1999 until joining Liberty Media. He served as Chairman and Chief Executive Officer of Primestar, Inc. from June 1998 to June 1999. From October 1997 to June 1998, Mr. Vogel was Chief Executive Officer of Star Choice Communications. From
March 1994 to March 1997, he served initially as Executive Vice President and Chief Operating Officer, and later as President of EchoStar Communications Corporation.

    J. David Wargo, 48, has been a Director of On Command since November 1998. Mr. Wargo has served as President of Wargo & Company, Inc. since 1993.
Mr. Wargo is also a Director of Liberty Digital, Inc. and Strayer
Education, Inc.

    Gary L. Wilson, 61, has been a Director of On Command since September 1996. Mr. Wilson is Chairman of the Board and a principal investor in NWA, Inc., parent of Northwest Airlines and several other transportation-related subsidiaries. He served as co-Chairman since 1991 and was named Chairman in 1997. Mr. Wilson is a Director of The Walt Disney Company. He joined The Walt Disney Company in 1985 and served as Executive Vice President and Chief Financial Officer until 1990.

                     OTHER INFORMATION CONCERNING DIRECTORS

COMMITTEES

    The Board has three standing committees, described below.

    The Executive Committee consists of Messrs. Gould and Vogel. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except to the extent limited by Delaware law. The Executive Committee was established and approved by the Board of Directors in April 2000. The Committee met one time in 2000.

    The Audit Committee consists of Messrs. Wargo (Chairman), Wilson and Goldstein. The principal responsibilities of the Committee are described in the Audit Committee Charter that was approved by the Company's Board of Directors and is attached as Annex A to this Proxy Statement. The Audit Committee reviews the scope and approach of the annual audit, the annual financial statements and the auditors reports thereon and the auditors comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee is also responsible for recommending to the Board of Directors the appointment of independent public accountants for the following year. Each of the members of the Committee is a non-employee Director of the Company, and also an "independent" director within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Committee met one time in 2000.

    The Compensation Committee currently consists of Messrs. Goldstein (Chairman) andWilson. The Committee approves certain elements of long-term compensation for senior executives; considers and makes recommendations to the Board of Directors with respect to: programs for human resources development and management organization and succession; salary and bonus for senior executives; compensation matters and policies; employee benefit and incentive plans; and exercises authority granted to it to administer such plans. In addition, the Compensation Committee recommends to the Board of Directors qualified candidates for election as directors and as Chairman of the Board, and considers, acts upon or makes recommendations to the Board of Directors with respect to such other matters as may be referred to it by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. It will consider candidates recommended by stockholders, if the recommendations are submitted in writing to the Secretary of the Company. The Committee met one time during 2000.

                             AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61--Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

    The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from the Company and its subsidiaries, and has discussed with the independent public accountants their independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                                          J. David Wargo
                                          Gary L. Wilson
                                          Richard D. Goldstein

DIRECTORS' COMPENSATION

    In May 1997 the Company adopted a compensation plan for Independent Directors (defined as directors who are neither employees of the Company nor its subsidiaries or parents, so long as the relevant parent, directly or indirectly controls 50% or more of the voting securities of the Company). Independent Directors receive an annual retainer of $6,000 in cash, payable quarterly, $500 for each Board meeting attended and $500 for each official Committee of the Board meeting attended. Each Independent Director who is also a chairman of an official Committee of the Board receives an additional annual fee of $2,000 payable quarterly. In addition, the Board of Directors and the Company's stockholders approved the 1997 Non-Employee Directors Stock Plan (the "Directors Plan") to grant annual awards of the Common Stock and options to purchase the Common Stock to Independent Directors. The Directors Plan originally authorized the granting of an award of 400 shares of the Common Stock and a non-qualified option to purchase 4,000 shares of the Common Stock, priced at the fair market value on the date of grant, to each Independent Director on an annual basis following the Company's annual stockholder meeting. Such options are exercisable as follows: 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant.

    In April 1999, the Board ratified and adopted an amendment to the Director Plan, which amendment was approved by the stockholders at the 1999 stockholders meeting. Pursuant to the amendment the Independent Directors would continue to receive 400 shares annually, however, the annual grant to Independent Directors of an option to purchase 4,000 shares of the Common Stock was replaced with a one-time grant of an option to purchase 50,000 shares of the Common Stock (an "Option"). Under the terms of the amendment, any Independent Director who received an Option would not be eligible to receive an additional Option until the fifth annual meeting after the original grant. The Options vest 25% on the first anniversary of grant, and 25% and 50%, respectively, on the second and third anniversaries, or 100% upon a change in control of the Company. In November 1999, the Board acted to provide that an acquisition of Ascent by Liberty Media Corporation would constitute a change in control of the Company for purposes of the Directors Plan.

    In October 2000, the stockholders approved (i) an amendment to the Director Plan adopted by the Board in June 2000, pursuant to which the authorized number of shares under the Director Plan subject to the grant of options and shares was increased by 400,000 shares, and (ii) an amendment to the Director Plan revising the definition of Independent Director to exclude only officers and directors of the Company.

    There were no Compensation Committee interlocks or insider participation in compensation decisions during 2000.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITS NOMINEES TO SERVE AS DIRECTORS IN 2001.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has renewed the Company's engagement of KPMG LLP to be its independent auditors for the year ending December 31, 2001, subject to the ratification of the appointment by stockholders. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

AUDIT FEES AND ALL OTHER FEES

    The Company paid KPMG LLP a total of $262,885 for services rendered in connection with the audit of the Company's 2000 annual financial statements and the review of the financial statements included in the Company's quarterly reports filed with the Securities and Exchange Commission. For all other services rendered by KPMG LLP during 2000, the Company paid $166,464. The Audit Committee has considered whether the provision of services by KPMG LLP to the Company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

    The Audit Committee has approved an Audit Committee Charter which is attached to this Proxy Statement as Annex A.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    On February 22, 2000, Ascent entered into an Agreement and Plan of Merger (the "Merger Agreement") with Liberty Media and Liberty AEG Acquisition, Inc. ("Merger Sub"), an indirect wholly-owned subsidiary of Liberty Media. Prior to Ascent entering into the Merger Agreement, the Company's Board of Directors approved Liberty Media's indirect acquisition of shares of Common Stock through its acquisition of Ascent in such Merger. Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the "Offer") offering Ascent stockholders $15.25 in cash for each share of Ascent common stock. Liberty Media commenced the Offer on February 29, 2000 and under its terms and subject to its conditions, the Offer expired on March 27, 2000. Pursuant to the Offer, Merger Sub purchased 85% of the common stock of Ascent, On Command's largest shareholder. Pursuant to the Merger Agreement, on June 8, 2000, Merger Sub merged with and into Ascent (the "Merger") with Ascent as the surviving entity. As a result of the Merger, Liberty Media acquired beneficial ownership of the 17,159,207 shares of Common Stock and 1,123,831 Series A Warrants held by Ascent and succeeded to certain of Ascent's rights with respect to the Company as described below.

    Through its ownership of Ascent, Liberty Media indirectly owned approximately 56.13% of the Company's issued and outstanding Common Stock at December 31, 2000. For so long as Liberty Media continues to own more than 50% of the outstanding voting stock of the Company, it will be able, among other things, to approve any corporate action requiring majority stockholder approval, including the election of a majority of the Company's directors, effect amendments to the Company's Amended and Restated Certificate of Incorporation and Bylaws and approve any other matter submitted to a vote of the stockholders without the consent of the other stockholders of the Company. In addition, through its representation on the Board of Directors, Liberty Media is able to influence certain decisions, including decisions with respect to the Company's dividend policy, the Company's access to capital (including the decision to incur additional indebtedness or issue additional shares of Common Stock or Preferred Stock), mergers or other business combinations involving the Company, the acquisition or disposition of assets by the Company and any change in control of the Company.

    The Company and Ascent were previously parties to a Management Services Agreement (the "Services Agreement") pursuant to which Ascent provided certain management services, including insurance, administration, coordination and advisory services regarding corporate financing, employee benefits administration, public relations and other corporate functions to the Company and made available certain of its employee benefit plans to the Company's employees. Pursuant to the Services Agreement, Ascent was entitled to the payment of (i) an annual fee of $1.2 million, (ii) the actual cost to Ascent of the benefits provided to the Company's employees and (iii) certain of Ascent's actual out-of-pocket expenses in connection with the Services Agreement (not including overhead and the cost of its personnel). Further, the Company agreed to indemnify Ascent from all damages from Ascent's performance of services under the Services Agreement unless such damages are caused by willful breach by Ascent or willful misconduct or gross negligence by Ascent's employees in fulfilling its obligations under the Services Agreement. Ascent agreed to indemnify the Company from damages arising from willful breach by Ascent or gross negligence or willful misconduct by Ascent's employees in the performance of the Services Agreement. The Services Agreement was for an initial term through December 31, 1999, renewable for additional one-year terms by Ascent upon notice to On Command which election Ascent could exercise as long as it and its subsidiaries owned at least 50% of the outstanding Common Stock. The Services Agreement was terminated in August 2000. No charges were incurred by the Company or billed by Ascent pursuant to the Services Agreement during its term.

    The Company and Ascent also were parties to a Corporate Agreement governing certain other relationships and arrangements between the Company and Ascent. Pursuant to the Corporate Agreement, for so long as Ascent beneficially owned, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of the Company entitled to be cast for the election of directors, Ascent could propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of the Company would be comprised of persons designated by Ascent. In addition, pursuant to the Corporate Agreement, as amended, for so long as Ascent owned the largest percentage (and at least 40%) of the outstanding Common Stock (i) the Company agreed not to incur any indebtedness, other than that under its existing Credit Facility (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together would not exceed $200 million in the aggregate through June 30, 2000, or issue any equity securities or any securities convertible into equity securities without Ascent's prior consent, (ii) the Company agreed not to amend its Certificate of Incorporation or Bylaws without Ascent's prior consent, and
(iii) the Company agreed to utilize reasonable cash management procedures and use its reasonable best efforts to minimize the Company's excess cash holdings. The Corporate Agreement was terminated in August 2000.

    The Company made arrangements for the use of an airplane owned by a limited liability company of which Jerome H. Kern is the sole member. When that airplane was used for purposes related to the conduct of the Company's business, the Company would reimburse the limited liability company for such use at market rates. On Command reimbursed that limited liability company an aggregate of approximately $437,000 during the year ended December 31, 2000. These arrangements have been terminated by the Company.

    At a meeting of the Board of Directors held on April 6, 2000, Jerome H. Kern was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company. Also at that meeting, the Board approved the principal terms of a purchase by Mr. Kern from the Company of 2,700,000 shares of Common Stock at a per share price of $15.625, which price was less than the closing price for a share of Common Stock on that date. Thereafter, Mr. Kern and representatives of the Company engaged in discussions relating to the structure of such an equity purchase by Mr. Kern. As a result of these discussions and following the approval of the Board of Directors, the Company and Mr. Kern entered into the Stock Purchase Agreement relating to the purchase by Mr. Kern of 13,500 shares of Series A Preferred Stock. Pursuant to the Stock Purchase Agreement, on
August 10, 2000, Mr. Kern purchased 13,500 shares of Series A Preferred Stock at a purchase price of $1,562.50 per share, or an aggregate of $21,093,750.
Mr. Kern paid the purchase price for these shares of Series A Preferred Stock by payment of $13,500 in cash and the execution of a promissory note, dated
August 10, 2000 (the "Secured Note"), payable to the order of the Company and bearing an initial principal amount of $21,080,250. The payment of principal of and interest on the Secured Note is secured by a pledge of the 13,500 shares of Series A Preferred Stock issued to Mr. Kern, and any proceeds thereof, pursuant to the terms of a Pledge and Security Agreement, dated August 10, 2000 (the "Pledge and Security Agreement"), between the Company and Mr. Kern.

    Pursuant to the terms of the Certificate of Designations for the Series A Preferred Stock (the "Certificate of Designations"), each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into 100 shares of Common Stock (subject to certain customary adjustments) (the "Conversion Rate"). In addition, each share of Series A Preferred Stock will, subject to the receipt of any required governmental consents and approvals, automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the satisfaction of all of Mr. Kern's obligations under the Secured Note. Shares of Series A Preferred Stock will participate in any dividends or distributions on the Common Stock on an as-converted basis, but otherwise are not entitled to receive any regular dividends. Shares of Series A Preferred Stock are entitled to a preference on liquidation equal to $.01 per share, and thereafter will participate with the shares of Common Stock in any liquidating distributions on an as-converted basis. Shares of Series A Preferred Stock vote together with the Common Stock on all matters presented to a vote of the stockholders of the Company, and holders of Series A Preferred Stock are entitled to one vote per share of Series A Preferred Stock held. Pursuant to the terms of the Stock Purchase Agreement, Mr. Kern has agreed that if the shares of Series A Preferred Stock held by him become entitled to vote as a separate class on any matter presented to the stockholders of the Company he will cause such shares of Series A Preferred Stock to be voted for or against such matter in the same proportion as the holders of shares of Common Stock vote upon such matter.

    The Secured Note has an initial principal amount of $21,080,250 and, unless accelerated earlier, will mature and become payable, together with accrued interest, on August 1, 2005. Interest on the Secured Note will accrue at a rate of 7% per annum, compounded quarterly. Upon the occurrence of certain events of default, the interest rate will increase to 9% per annum. The Secured Note is nonrecourse against Mr. Kern personally except for an amount equal to 25% of the principal of and accrued interest on the Secured Note. In determining
Mr. Kern's personal liability under the Secured Note, the Company must first proceed against the shares of Series A Preferred Stock (or proceeds thereof) held as collateral for the Secured Note, with such proceeds being applied first to the obligations for which Mr. Kern is personally liable. Except in connection with the repurchase by the Company of shares of Series A Preferred Stock, or shares of Common Stock issued upon conversion thereof, as described below, neither the principal of nor interest on the Secured Note may be prepaid. In the event of such a repurchase, the proceeds thereof will be applied to the repayment of principal of and interest on the Secured Note. As of September 30, 2001, the outstanding balance on the loan to Mr. Kern, including accrued interest, was approximately $22,816,053.

    The Stock Purchase Agreement provides that Mr. Kern and the Company will enter into a mutually acceptable registration rights agreement having customary terms and conditions and providing Mr. Kern with two demand registration rights (each of which may be a "shelf" registration) in respect of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, but will not provide any rights to participate in registrations initiated by the Company or others. If Mr. Kern's employment with the Company is terminated before April 6, 2005 by the Company for cause (as defined in the Stock Purchase Agreement) or by Mr. Kern without good reason (as defined in the Stock Purchase Agreement), the Company will have the right to repurchase all or a specified portion (depending upon the date on which Mr. Kern's employment is terminated) of the shares of Series A Preferred Stock, or shares of Common Stock issued upon conversion thereof, for a purchase price that is equivalent to the amount of Mr. Kern's indebtedness related thereto under the Secured Note. The Company will be entitled to offset the purchase price of any such shares of Series A Preferred Stock or Common Stock against the principal of and interest on the Secured Note. In connection with the termination of Mr. Kern's employment with the Company, however, the Company waived this right to repurchase these shares. See "Employment and Severance Agreements" beginning on page 12 for a further discussion of the severance arrangements between the Company and Mr. Kern.

    The Stock Purchase Agreement and the Pledge and Security Agreement provide that Mr. Kern may not directly or indirectly sell, exchange or otherwise dispose of, or grant any option or other right with respect to, or create or suffer any lien or other encumbrance on, any of the collateral under the Pledge and Security Agreement (including the shares of Series A Preferred Stock issued to Mr. Kern or shares of Common Stock issued upon conversion thereof) except that
(a) to the extent that the Company's repurchase right under the Stock Purchase Agreement has expired, Mr. Kern may direct the Company to effect a sale of the portion of the collateral with respect to which such repurchase right has expired, provided that the proceeds of any such sale are held in an escrow account pending the date all amounts under the Secured Note become due and owing and (b) Mr. Kern is entitled to assign his rights to the pledged collateral to an entity if (i) Mr. Kern holds at least 50% of the equity interests of such entity, (ii) Mr. Kern "controls" (as that term is defined in the Stock Purchase Agreement) such entity, (iii) the financial obligations of such entity under the Secured Note and the Pledge and Security Agreement have been personally guaranteed by Mr. Kern and (iv) such entity becomes a party to and bound by Mr. Kern's obligations under the Pledge and Security Agreement. In addition, the shares of Series A Preferred Stock issued to Mr. Kern are "restricted securities" within the meaning of Rule 144 under the Securities Act, and accordingly may not be sold, transferred or otherwise disposed of unless such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act.

    On March 5, 2001, the Company issued 15,000 shares of the Company's Cumulative Redeemable Preferred Stock, Series B, par value $.01 per share (the "Series B Preferred Stock"), to Ascent in consideration of $15,000,000 in cash, pursuant to a Preferred Stock Purchase Agreement, dated March 5, 2001 (the "Ascent Purchase Agreement"), between the Company and Ascent.

    The liquidation preference (the "Liquidation Preference") of each share of the Series B Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series B Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question.

    The holders of Series B Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the Common Stock and the Series A Preferred Stock. Dividends accrue on the Series B Preferred Stock on a daily basis at the rate of 8.5% per annum of the Liquidation Preference from and including March 5, 2001 to but excluding April 15, 2001 and at the rate of 12% per annum of the Liquidation Preference from and including April 15, 2001 to but excluding the date on which the Liquidation Preference is made available pursuant to a redemption of the Series B Preferred Stock or a liquidation of the Company. Accrued dividends are payable monthly, commencing on April 15, 2001, in cash. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part of the Liquidation Preference until such dividends are paid. Dividends added to the Liquidation Preference shall accrue dividends on a daily basis at the rate of 12% per annum. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series B Preferred Stock as of a special record date fixed by the Company. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any parity securities or any junior securities (including the Common Stock) during any period in which the Company is in arrears with respect to payment of dividends on Series B Preferred Stock.

    Upon any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash per share equal to the Liquidation Preference of a share of Series B Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series B Preferred Stock and the holders of any parity securities. The holders of Series B Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of the Company after receiving the Liquidation Preference per share. Series B Preferred Stock is not convertible into any other security of the company.

    Shares of Series B Preferred Stock are redeemable at the option of the Company at any time after March 5, 2001 at a redemption price per share payable in cash equal to the Liquidation Preference of such share on the redemption date. Any redemptions by the Company are required to be made pro rata if less than all shares of Series B Preferred stock are to be redeemed.

    At any time on or after April 15, 2001, or prior to that date if an event described as a "default" below has occurred and is continuing, any holder of Series B Preferred Stock has the right to require the Company to redeem all or any portion of such holder's shares for a redemption price per share payable in cash equal to the Liquidation Preference of that share on the redemption date. The Company will redeem shares at the option of the holder out of funds that are legally available for that purpose and not restricted pursuant to the Company's Credit Agreement. If the legally available funds are insufficient for that purpose, the Company will redeem the maximum number possible of the shares requested to be redeemed on the redemption date and will redeem the balance of such shares as additional funds become legally available.

    If and so long as the Company fails to redeem all shares of Series B Preferred Stock required to be redeemed on a particular redemption date, the Company may not redeem or discharge any sinking fund obligation with respect to any shares of Series B Preferred Stock or any parity securities or junior securities or pay any dividends on any junior securities, and neither the Company nor any of its subsidiaries may purchase or otherwise acquire any shares of Series B Preferred Stock, parity securities or junior securities unless all shares of Series B Preferred Stock required to be redeemed are redeemed. The foregoing prohibitions do not apply to certain purchase or exchange offers made to all holders of Series B Preferred Stock.

    Series B Preferred Stock will not rank junior to any other capital stock of the Company in respect of rights of redemption or rights to receive dividends or liquidating distributions. The Company may not issue any senior securities without the consent of the holders of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding.

    Holders of Series B Preferred Stock are not entitled to vote on any matters submitted to a vote of the stockholders of the Company, except as required by law and except that without the consent of the holders of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding, the Company may not take any action, including by merger, to amend any of the provisions of the certificate of designations of the Series B Preferred Stock (the "Certificate of Designations") or amend any of the provisions of the Amended and Restated Certificate of Incorporation of the Company so as to adversely affect any preference or right of the Series B Preferred Stock. Any provision of the Certificate of Designations which, for the benefit of the holders of Series B Preferred Stock, prohibits, limits or restricts actions by, or imposes obligations on, the Company may be waived in whole or in part by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding. Holders of Series B Preferred Stock do not have any preemptive right to purchase any class of securities that may be issued by the Company.

    A default under the Certificate of Designations occurs if any of the following occur: (1) the entry of a decree or order for relief in respect of the Company under any bankruptcy law or the appointment of a receiver of the Company or of any substantial part of its properties, or ordering the winding up or liquidation of the affairs of the Company or the filing of an involuntary petition and the entry of a temporary stay and such petition and stay are not diligently contested or continue undismissed for a period of 60 consecutive days; or (2) the filing by the Company of a petition, answer or consent seeking relief under any bankruptcy law or the consent by the Company to the institution of proceedings under any bankruptcy law or to the filing of any such petition or to the appointment or taking of possession of a receiver of the Company or any substantial part of its properties or the Company failing generally to pay its respective debts as they become due or taking any action in furtherance of any such action.

    In the event of any action at law or suit in equity with respect to the Series B Preferred Stock, the Company may be required to pay reasonable sums for attorneys' fees incurred by the holder thereof in connection with such action or suit and all other costs of collections.

    The Company issued 10,000 shares of Cumulative Redeemable Preferred Stock, Series C, par value $0.01 per share (the "Series C Preferred Stock"), of the Company to Ascent in consideration of $10,000,000 in cash, pursuant to the Preferred Stock Purchase Agreement, dated April 23, 2001 (the "Series C Purchase Agreement"), between the Company and Ascent.

    The liquidation preference (the "Series C Liquidation Preference") of each share of the Series C Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Series C Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series C Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question.

    The holders of Series C Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the Company's Common Stock and Series A Preferred Stock. Dividends accrue on the Series C Preferred Stock on a daily basis at the rate of 12% per annum of the Series C Liquidation Preference from and including April 23, 2001 to but excluding the date on which the Series C Liquidation Preference is made available pursuant to a redemption of the Series C Preferred Stock or a liquidation of the Company. Accrued dividends are payable quarterly, commencing on June 15, 2001, in cash. Dividends not paid on any dividend payment date are added to the Series C Liquidation Preference on such date and remain a part of the Series C Liquidation Preference until such dividends are paid. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series C Preferred Stock as of a special record date fixed by the Company.

    Subject to certain specified exceptions, the Company is prohibited from paying dividends on any parity securities (including the Series B Preferred Stock and the Cumulative Convertible Redeemable Preferred Stock, Series D, par value $0.01 per share (the "Series D Preferred Stock")) or any junior securities during any period in which the Company is in arrears with respect to payment of dividends on Series C Preferred Stock.

    Upon any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash per share equal to the Series C Liquidation Preference, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series C Preferred Stock and the holders of any parity securities. The holders of Series C Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of the Company after receiving the Series C Liquidation Preference per share.

    Holders of Series C Preferred Stock will not have any right to convert shares of Series C Preferred Stock into any other security.

    Shares of Series C Preferred Stock are redeemable at the option of the Company at any time after April 23, 2001 at a redemption price per share payable in cash equal to the Series C Liquidation Preference of such share on the redemption date. Any redemptions by the Company are required to be made pro rata if less than all shares of Series C Preferred Stock are to be redeemed.

    At any time on or after June 15, 2001, or prior to that date if an event described under "Series C Default" below has occurred and is continuing, any holder of Series C Preferred Stock has the right to require the Company to redeem all or any portion of such holder's shares for a redemption price per share payable in cash equal to the Series C Liquidation Preference of that share on the redemption date. The Company will redeem shares at the option of the holder out of funds that are legally available for that purpose and not restricted pursuant to the Credit Agreement, dated as of July 18, 2000, as amended, among the Corporation and the lenders and other parties signatory thereto, as may be amended or modified from time to time (the "Credit Agreement"). If the legally available funds are insufficient for that purpose, the Company will redeem the maximum number possible of the shares requested to be redeemed on the redemption date and will redeem the balance of such shares as additional funds become legally available.

    If and so long as the Company fails to redeem all shares of Series C Preferred Stock required to be redeemed on a particular redemption date, the Company may not redeem or discharge any sinking fund obligation with respect to any shares of Series C Preferred Stock or any parity securities or junior securities or pay any dividends on any junior securities, and neither the Company nor any of its subsidiaries may purchase or otherwise acquire any shares of Series C Preferred Stock, parity securities or junior securities unless all shares of Series C Preferred Stock required to be redeemed are redeemed. The foregoing prohibitions do not apply to certain purchase or exchange offers made to all holders of Series C Preferred Stock.

    Series C Preferred Stock will not rank junior to any other capital stock of the Company in respect of rights of redemption or rights to receive dividends or liquidating distributions. The Company may not issue any senior securities without the consent of the holders of at least 66 2/3% of the number of shares of Series C Preferred Stock then outstanding.

    Holders of Series C Preferred Stock are not entitled to vote on any matters submitted to a vote of the shareholders of the Company, except as required by law and except that without the consent of the holders of at least 66 2/3% of the number of shares of Series C Preferred Stock then outstanding, the Company may not take any action, including by merger, to amend any of the provisions of the certificate of designations of the Series C Preferred Stock (the "Series C Certificate of Designations") or amend any of the provisions of the Amended and Restated Certificate of Incorporation of the Company so as to adversely affect any preference or right of the Series C Preferred Stock.

    Any provision of the Series C Certificate of Designations which, for the benefit of the holders of Series C Preferred Stock, prohibits, limits or restricts actions by, or imposes obligations on, the Company may be waived in whole or in part by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of shares of Series C Preferred Stock then outstanding.

    Holders of Series C Preferred Stock will not have any preemptive right to purchase any class of securities that may be issued by the Company.

    A default under the Series C Certificate of Designations occurs if either of the following occur: (1) the entry of a decree or order for relief in respect of the Company under any bankruptcy law or the appointment of a receiver of the Company or of any substantial part of its properties, or ordering the winding up or liquidation of the affairs of the Company or the filing of an involuntary petition and the entry of a temporary stay and such petition and stay are not diligently contested or continue undismissed for a period of 60 consecutive days; or (2) the filing by the Company of a petition, answer or consent seeking relief under any Bankruptcy Law or the consent by the Company to the institution of proceedings under any Bankruptcy Law or to the filing of any such petition or to the appointment or taking of possession of a Receiver of the Company or any substantial part of its properties or the Company failing generally to pay its respective debts as they become due or taking any action in furtherance of any such action.

    In the event of any action at law or suit in equity with respect to the Series C Preferred Stock, the Company may be required to pay reasonable sums for attorneys' fees incurred by the holder thereof in connection with such action or suit and all other costs of collections.

    Pursuant to the Preferred Stock Purchase Agreement, dated June 29, 2001 (the "Series D Purchase Agreement"), between the Company and Ascent, the Company has issued an aggregate of 60,000 shares of Series D Preferred Stock to Ascent for aggregate cash consideration of $60,000,000. These shares of Series D Preferred Stock were issued in three subseries, each consisting of 20,000 shares and in each case in exchange for the payment of $20,000,000 in cash. Series D-1 Preferred Stock was issued on June 29, 2001, the Series D-2 Preferred Stock was issued on August 2, 2001 and the Series D-3 Preferred Stock was issued on October 18, 2001. No more shares of Series D Preferred Stock are authorized to be issued pursuant to the Series D Purchase Agreement.

    The liquidation preference (the "Series D Liquidation Preference") of each share of the Series D Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Series D Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series D Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question.

    The holders of Series D Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the Common Stock and the Series A Preferred Stock. Dividends accrue on each outstanding share of each subseries of Series D Preferred Stock on a daily basis at the rate of 8% per annum of the Series D Liquidation Preference from and including the applicable issue date of such share (the "Issue Date") to but excluding the date on which the Series D Liquidation Preference is made available pursuant to a redemption of the Series D Preferred Stock or a liquidation of the Company or such share is converted to shares of Common Stock. Accrued dividends are payable quarterly on the last day of March, June, September and December, commencing, with respect to each outstanding share of a subseries of Series D Preferred Stock, on the first such date following the Issue Date of such share, in cash. Dividends not paid on any dividend payment date are added to the Series D Liquidation Preference on such date and remain a part of the Series D Liquidation Preference until such dividends are paid. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series D Preferred Stock as of a special record date fixed by the Company.

    Subject to certain specified exceptions, the Company is prohibited from paying dividends on any parity securities or any junior securities during any period in which the Company is in arrears with respect to payment of dividends on Series D Preferred Stock.

    Upon any liquidation, dissolution or winding up of the Company, the holders of shares of Series D Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash per share equal to the Series D Liquidation Preference of a share of Series D Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series D Preferred Stock and the holders of any parity securities. Payment to the holders of shares of a subseries of Series D Preferred Stock shall be made on a pari passu basis with any such payment to the holders of the other subseries of the Series D Preferred Stock. The holders of Series D Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of the Company after receiving the Liquidation Preference per share.

    Shares of Series D Preferred Stock are convertible on and after December 31, 2002, at the option of the holder thereof, into Common Stock at the initial conversion rate of 132.4503 fully paid and non-assessable shares of Common Stock for each share of Series D Preferred Stock, which conversion rate was determined by dividing the stated value of a share of Series D Preferred Stock by $7.55. If on any conversion date for a share of Series D Preferred Stock, the Series D Liquidation Preference of such share is greater than its stated value of such share, then an additional number of shares of Common Stock or units of securities or other assets will be issued with respect to the amount of such difference. The number of additional shares or units to be issued will be determined by dividing the amount of the difference between the Series D Liquidation Preference and the stated value by the quotient obtained by dividing the stated value of such share by the conversion rate then in effect. The conversion rate is subject to adjustment upon the occurrence of certain events specified in the certificate of designations of the Series D Preferred Stock (the "Series D Certificate of Designations"), which events include, without limitation, (i) a payment of a stock dividend; (ii) a stock split; (iii) a combination of the outstanding shares of capital stock; (iv) issuance by reclassification of any shares of Common Stock; (v) issuance of rights, options or warrants to holders of Common Stock entitling them to purchase shares of Common Stock at below-market prices; (vi) payment of a dividend to holders of Common Stock of indebtedness of the Company, securities of a subsidiary of the Company, or other assets of the Company; (vii) completion of a tender or exchange offer for Common Stock at an above-market price; and (viii) payment of an extraordinary cash dividend.

    Except as otherwise provided in the following paragraph, if the Company consolidates with any other entity, merges into another entity, or sells all or substantially all of its properties and assets, or if the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Acquisition Transaction"), the Company (or its successor in such transaction) or the purchaser of such properties and assets shall make appropriate provision so that on the effective date of such transaction each share of each subseries of Series D Preferred Stock shall be converted into or exchanged for one or more shares of a class, series or subseries of preferred stock of the person issuing securities or paying other consideration to the holders of Common Stock in such transaction (the "Acquiror"), which class, series or subseries of preferred stock shall have terms identical to those of the shares of such subseries of Series D Preferred Stock, except that such share(s) of preferred stock of the Acquiror shall be convertible into the kind and amount of securities, cash or other assets that such holder would have owned immediately after such consolidation, merger, sale or transfer if such holder had converted such share into Common Stock immediately prior to the effective date of such consolidation, merger, sale or transfer, and the holders of the Series D Preferred Stock shall have no other conversion rights under these provisions.

    Notwithstanding the provisions of the preceding paragraph, in the event that any Acquisition Transaction is consummated prior to December 31, 2002, then each share of each subseries of Series D Preferred Stock outstanding at the time of consummation of such Acquisition Transaction shall be converted into the right to receive from the Acquiror an amount in cash equal to the redemption price of such share as of the effective time of such Acquisition Transaction, together with interest on such redemption price at the rate of 12% per annum compounded quarterly from the date of effectiveness of such Acquisition Transaction until the date such redemption price plus interest thereon is paid in full.

    Subject to the provisions described in the immediately following paragraph, if the holders of Series D Preferred Stock would be entitled to receive upon conversion of such Series D Preferred Stock any of the Company's capital stock that is redeemable or exchangeable at the election of the Company ("Redeemable Capital Stock"), and all of the outstanding shares or other units of the Redeemable Capital Stock are redeemed or exchanged, then after such event (a "Redemption Event"), the holders of Series D Preferred Stock will be entitled to receive upon conversion of such shares, in lieu of shares of the Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of Redeemable Capital Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to the effectiveness of the Redemption Event. After the Redemption Event, the holders of the Series D Preferred Stock will have no other conversion rights with respect to the Redeemable Capital Stock.

    Notwithstanding the foregoing, if (1) the redemption price for the shares of the Redeemable Capital Stock is paid in whole or in part in stock of a subsidiary of the Company ("Redemption Securities") and (2) in connection with the Redemption Event, the "Mirror Preferred Stock Condition" (as such term is defined in the Series D Certificate of Designations) is met, then the provisions described in the immediately preceding paragraph will not apply, and after the Redemption Event the holders of Series D Preferred Stock that are not exchanged as described in this paragraph will not have conversion rights with respect to the Redeemable Capital Stock so redeemed or exchanged. Generally, the Mirror Preferred Stock Condition will be satisfied if the Company makes appropriate provisions so that holders of Series D Preferred Stock have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of Series D Preferred Stock for convertible preferred stock of the Company and convertible preferred stock of the issuer of the Redemption Securities. Such convertible preferred stocks shall together have an aggregate liquidation preference equal to the aggregate Series D Liquidation Preference of the Series D Preferred Stock to be exchanged for them and otherwise shall contain terms and conditions equivalent to those of the Series D Preferred Stock, except that applicable time periods under the Series D Preferred Stock will be tacked to corresponding time periods under such convertible preferred stocks, and except that (A) the convertible preferred stock of the issuer of the Redemption Securities will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holder of a share of Series D Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event, had such shares of Series D Preferred Stock been converted prior to the Redemption Event, and (B) the convertible preferred stock of the Company will not be convertible into the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event.

    If the Company distributes the stock of one of its subsidiaries as a dividend to all holders of Common Stock (a "Spin Off"), the Company will make appropriate provision so that holders of Series D Preferred Stock have the right to exchange their shares of Series D Preferred Stock on the effective date of the Spin Off for convertible preferred stock of the Company and convertible preferred stock of that subsidiary. These convertible preferred stocks shall together have an aggregate liquidation preference equal to the Series D Liquidation Preference of a share of Series D Preferred Stock on the effective date of the Spin Off and otherwise shall contain terms and conditions equivalent to those of the Series D Preferred Stock, except that applicable time periods under the Series D Preferred Stock will be tacked to corresponding time periods under such convertible preferred stocks, and except that (1) the convertible preferred stock of the subsidiary whose stock is distributed in such Spin Off will be convertible into the kind and amount of stock of that subsidiary, and other securities and property that the holder of a share of Series D Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Spin Off, had such shares of Series D Preferred Stock been converted prior to the record date for such Spin Off, and
(2) the convertible preferred stock of the Company will not be convertible into the stock of that subsidiary. From and after the effective date of the Spin Off, holders of any shares of Series D Preferred Stock that have not been exchanged for convertible preferred stock of the Company and convertible preferred stock of that subsidiary shall have no conversion rights with respect to the stock of the subsidiary distributed in the Spin Off.

    The Company is obligated to reserve such number of shares of Common Stock as would be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. Upon conversion of shares of Series D Preferred Stock, the shares of Series D Preferred Stock will be cancelled and restored to the status of authorized and unissued shares of preferred stock.

    If an exchange offer is commenced by the Company or one of its subsidiaries to holders of Common Stock pursuant to which capital stock of the Company or a subsidiary of the Company and/or other property will be issued in exchange for shares of Common Stock, the Company or such subsidiary is required to make an equivalent offer to the holders of Series D Preferred Stock in lieu of any antidilution adjustment which might otherwise apply to the conversion rate of the Series D Preferred Stock, except as set forth in the Series D Certificate of Designations in connection with a tender or exchange offer for Common Stock at an above-market price. Pursuant to such offer, holders may tender their shares of Series D Preferred Stock, based on the number of shares of Common Stock into which such shares are then convertible, and receive in lieu of the securities or other property offered in such exchange offer (the "Exchange Securities"), a new series of preferred stock of the issuer of the Exchange Securities, which would be convertible into such Exchange Securities, would have an aggregate liquidation preference equal to the aggregate Series D Liquidation Preference of the shares of Series D Preferred Stock exchanged for such new preferred stock and would otherwise contain terms and conditions equivalent to those of the Series D Preferred Stock. Whether or not a holder of shares of Series D Preferred Stock elects to accept such offer and tender shares of Series D Preferred Stock, no adjustment to the Conversion Rate will be made in connection with such a tender or offer, except as set forth in the Series D Certificate of Designations in connection with a tender or exchange offer for Common Stock are an above-market price.

    Shares of Series D Preferred Stock are redeemable at the option of the Company between June 29, 2001 and December 31, 2002 at a redemption price per share payable in cash equal to the Series D Liquidation Preference of such share on the redemption date of such share plus an amount equal to the difference between (1) the Series D Liquidation Preference of such share on such redemption date calculated as if the dividend rate applicable to such share was 12% per annum and (2) the Series D Liquidation Preference of such share on such redemption date. Shares of Series D Preferred Stock are also redeemable at the option of the Company on or after June 30, 2005 at a redemption price per share in cash equal to the Series D Liquidation Preference of such share on the redemption date of such share plus the percentage set forth below opposite the applicable period in which such redemption date occurs of the Series D Liquidation Preference of such share as in effect on such redemption date:

REDEMPTION DATE                                              PERCENTAGE
---------------                                              ----------
June 30, 2005                  to         June 29, 2006           4%
June 30, 2006                  to         June 29, 2007           3%
June 30, 2007                  to         June 29, 2008           2%
June 30, 2008                  to         June 29, 2009           1%
June 30, 2009 and thereafter                                      0%

    Subject to the foregoing, shares of Series D Preferred Stock may be redeemed in whole or in part, provided that if less than all outstanding shares of Series D Preferred Stock are to be redeemed on any date, (x) the Company shall be required to redeem all and not less than all of the shares of each subseries of Series D Preferred Stock on such date and
(y) all shares of each subseries of Series D Preferred Stock shall be redeemed in the order of issuance thereof.

    At any time on or after the date that an event described under "Series D Default" below has occurred and is continuing, any holder of Series D Preferred Stock has the right to require the Company to redeem all or any portion of such holder's shares for the applicable redemption price per share payable in cash as set forth in the preceding paragraph on the redemption date of such share. The Company will redeem shares at the option of the holder out of funds that are legally available for that purpose and not restricted pursuant to the Credit Agreement. If the legally available funds are insufficient for that purpose, the Company will redeem the maximum number possible of the shares requested to be redeemed on the redemption date and will redeem the balance of such shares as additional funds become legally available.

    Subject to the rights of senior securities, the terms of the Credit Agreement and the provisions of the following paragraph, the Company shall redeem all outstanding shares of Series D Preferred Stock on June 30, 2011.

    If and so long as the Company fails to redeem all shares of Series D Preferred Stock required to be redeemed on a particular redemption date, the Company may not redeem or discharge any sinking fund obligation with respect to any shares of Series D Preferred Stock or any parity securities or junior securities or pay any dividends on any junior securities, and neither the Company nor any of its subsidiaries may purchase or otherwise acquire (except on conversion thereof into junior securities) any shares of Series D Preferred Stock, parity securities or junior securities unless all shares of Series D Preferred Stock required to be redeemed are redeemed. The foregoing prohibitions do not apply to certain purchase or exchange offers made to all holders of Series D Preferred Stock.

    Series D Preferred Stock will not rank junior to any other capital stock of the Company in respect of rights of redemption or rights to receive dividends or liquidating distributions. The Company may not issue any senior securities (other than shares of any other subseries of Series D Preferred Stock) without the consent of the holders of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding.

    Holders of Series D Preferred Stock are not entitled to vote on any matters submitted to a vote of the shareholders of the Company, except as required by law and except that without the consent of the holders of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding (and to the extent that one or more subseries of Series D Preferred Stock are affected in a manner different from the manner in which each other subseries of Series D Preferred Stock is affected, such affected subseries, voting together as a separate class), the Company may not take any action, including by merger, to amend any of the provisions of the Series D Certificate of Designations or amend any of the provisions of the Amended and Restated Certificate of Incorporation of the Company so as to adversely affect any preference or right of the Series D Preferred Stock. In addition, the consent of the holders of 66 2/3% of the shares of Series D Preferred Stock outstanding shall be required in order for the Company to take any action to an Acquisition Transaction consummated prior to December 31, 2002 unless the acquiror in such Acquisition Transaction agrees to pay to the holders of Series D Preferred Stock the amounts due upon consummation of such Acquisition Transaction.

    In addition to the rights set forth above, following December 31, 2002, in connection with any matter as to which the holders of Common Stock are entitled to vote, each outstanding share of Series D Preferred Stock shall have (and the holder thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series D Preferred Stock into shares of Common Stock immediately prior to the record date for the determination of the stockholders entitled to vote upon such matter.

    Any provision of the Series D Certificate of Designations which, for the benefit of the holders of Series D Preferred Stock, prohibits, limits or restricts actions by, or imposes obligations on, the Company may be waived in whole or in part by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding.

    Holders of Series D Preferred Stock will not have any preemptive right to purchase any class of securities that may be issued by the Company.

    A default under the Series D Certificate of Designations occurs if any of the following occur: (1) the entry of a decree or order for relief in respect of the Company under any bankruptcy law or the appointment of a receiver of the Company or of any substantial part of its properties, or ordering the winding up or liquidation of the affairs of the Company or the filing of an involuntary petition and the entry of a temporary stay and such petition and stay are not diligently contested or continue undismissed for a period of 60 consecutive days; or (2) the filing by the Company of a petition, answer or consent seeking relief under any Bankruptcy Law or the consent by the Company to the institution of proceedings under any Bankruptcy Law or to the filing of any such petition or to the appointment or taking of possession of a Receiver of the Company or any substantial part of its properties or the Company failing generally to pay its respective debts as they become due or taking any action in furtherance of any such action.

    In the event of any action at law or suit in equity with respect to the Series D Preferred Stock, the Company may be required to pay reasonable sums for attorneys' fees incurred by the holder thereof in connection with such action or suit and all other costs of collections.

    On August 3, 1998, the Company and David Simpson entered into a Relocation and Loan Agreement whereby the Company agreed to loan Mr. Simpson $175,000 at an annual interest rate of 6.34% on the date that Mr. Simpson submitted documentary evidence that he was prepared to enter into a contract to purchase a residence in California. The proceeds of the loan were distributed to Mr. Simpson at the time of the close on such purchase. Interest obligations accrue annually but are not payable by Mr. Simpson until the last payment is made on the loan in accordance with the terms of the Relocation and Loan Agreement. For so long as Mr. Simpson is an employee of the Company or if he is terminated by the Company without cause, or in the event of his death or disability, he will repay the loan with the gains made (either actually or on an "as-if-exercised" basis) on the exercise of his stock options through each of December 31, 1999, 2000 and 2001. All remaining amounts due after December 31, 2001 are to be paid in three equal payments on December 31, 2002, 2003 and 2004. Interest is due and payable on the last date for which a principal payment is due. If Mr. Simpson's resigns from his employment with the Company or is terminated for cause, all outstanding principal and accrued but unpaid interest is due and owing 30 days after his last day of employment. As of October 31, 2001, the outstanding balance on the loan to Mr. Simpson, including accrued interest, was approximately $211,058.

                             STOCKHOLDER PROPOSALS

    The Company currently expects that next year's Annual Meeting of Stockholders will be held in July, 2002. In order to be eligible for inclusion in the Company's proxy materials for this meeting, any stockholder proposal (other than a nomination for the Board of Directors) must be submitted in writing to the Company's Secretary and received at the Company's executive office at 7900 East Union Avenue, Tower III, Denver, Colorado 80237 by the close of business on March 1, 2002 or such later date as the Company may determine in connection with the actual scheduling of the annual meeting.

    All stockholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Amended and Restated Certificate of Incorporation, Bylaws and Delaware law.

                                 OTHER MATTERS

    On November 29, 2001, management knew of no other matters to be presented for action at the meeting. If any other matter is properly introduced, the persons named in the accompanying form of proxy will vote the shares represented by the proxies according to their judgment.

    The Company will bear all costs of the proxy solicitation. In addition to the solicitation by mail, the Company's directors, officers and employees, without additional compensation, may solicit proxies by telephone, personal contact or other means. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in forwarding proxy materials to the beneficial owners.

    This Proxy Statement is provided by direction of the Board of Directors.

Denver, Colorado
November 29, 2001

                                                                         ANNEX A

                             ON COMMAND CORPORATION
                            AUDIT COMMITTEE CHARTER

    There shall be a committee of the board of directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member.

STATEMENT OF PURPOSE

    The purpose of the Audit Committee is to provide assistance to the board of directors in fulfilling the board's responsibilities to the Corporation and its shareholders relating to accounting and financial reporting. To that end, the Audit Committee shall oversee management's processes and activities relating to:

    - maintaining the reliability and integrity of the Corporation's accounting policies and financial reporting practices;

    - confirming the functioning and adequacy of the Corporation's internal controls; and

    - confirming compliance with U.S. Federal laws and regulations, and the requirements of any stocks exchange or quotation system on which the Corporation's securities may be listed, regarding accounting and financial reporting.

FUNCTIONS AND RESPONSIBILITIES

    In furtherance of the purposes set forth above, the Audit Committee shall perform the following functions and responsibilities as appropriate, and shall have all powers of the board of directors necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the board under applicable law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee believes that its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its stockholders. The Committee shall by resolution establish its own rules and regulations, including notice and quorum requirements for all meetings.

    - The Committee shall review the performance of the Corporation's independent accountants; make recommendations to the board regarding the appointment or termination of independent accountants, and review and approve the independent accountants' annual engagement letter, including compensation.

    - The Committee shall confirm the independence of the Corporation's independent accountants, including an annual review of all consulting and other non-audit services provided to the Corporation by outside accountants and related fees.

    - The Committee shall meet with the Corporation's independent accountants, and financial management prior to each audit to review the scope of the proposed audit and the procedures to be utilized, and shall meet again with them after the audit to assess the audit process, including a discussion of any material deviations from the audit plan, any material difficulties or disputes with management encountered during the course of the audit, any other matters relating to the conduct of the audit that are to be communicated by the auditors under generally accepted auditing standards, and any changes or proposed changes in accounting principles. Any changes or proposed changes in accounting principles shall also be reviewed by either the Audit Committee or the independent accountants with senior management and the board of directors.

    - The Committee shall review the financial statements to be contained in SEC filings and other reports to shareholders prior to the filing or publication of such documents and shall confirm that the independent accountants are satisfied with the content of such financial statements and related disclosures.

    - The Committee shall review with independent accountants and financial management the adequacy and effectiveness of the Corporation's accounting and financial controls and elicit any recommendations for the improvement of such controls and other matters relating to accounting procedures and shall review the correction of any controls or procedures deemed deficient.

    - The Committee shall provide sufficient opportunity for the independent accountants and management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or any of such groups believe should be discussed privately with the Audit Committee. The Committee shall also encourage free and open communications at all times among the directors, the independent accountants and management of the Corporation.

    - The Committee shall review and discuss with management and the board of directors, as appropriate, the Corporation's accounting and financial human resources and succession planning.

    - The Committee shall report Committee actions to the board of directors from time to time, with any recommendations the Committee finds appropriate.

    - The Committee shall prepare a letter for inclusion in the Corporation's annual report to stockholders that describes the Committee's composition and responsibilities and how such responsibilities were discharged.

    - The Committee shall consider such other matters in relation to the financial affairs of the Corporation and its books of account and other records and disclosures, and in relation to the internal and external audit of the Corporation, as the Committee, in its judgment, from time to time finds advisable. In that connection, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to retain such independent counsel, accountants or other persons or entities as the Committee finds appropriate to assist the Committee in any such investigation or other responsibility.

                             ON COMMAND CORPORATION

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 20, 2001

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ON COMMAND
                                   CORPORATION

      The undersigned hereby appoints William D. Myers and Pamela J. Strauss, and each or either of them (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of the Common Stock of On Command Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of its stockholders to be held on December 20, 2001, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this proxy. If no directions are given, this proxy will be voted FOR each of the director nominees and FOR proposal 2.

      This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Annual Meeting and vote in person, the proxy will not be used.

            Continued and to be signed and dated on reverse side

Directors recommend a vote FOR Proposals 1 and 2.


1.    Election of Proposed Directors            FOR all nominees [ ]     WITHHOLD AUTHORITY to vote [ ]     EXCEPTIONS  [ ]
                                                listed below             for all nominees listed below

      Nominees: William R. Fitzgerald, Richard D. Goldstein, Paul A. Gould, Gary S. Howard, Peter M. Kern, Carl E. Vogel, J. David Wargo and Gary L. Wilson

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

      Exceptions:
                  --------------------------------------------------------------
      OR

      To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

      [ ] William R. Fitzgerald   ____________________________________

      [ ] Richard D. Goldstein    ____________________________________

      [ ] Paul A. Gould           ____________________________________

      [ ] Gary S. Howard          ____________________________________

      [ ] Peter M. Kern           ____________________________________

      [ ] Carl E. Vogel           ____________________________________

      [ ] J. David Wargo          ____________________________________

      [ ] Gary L. Wilson          ____________________________________


      Please refer to the Proxy Statement for a discussion of cumulative voting.

2. Ratification of the appointment of KPMG LLP as independent auditors for On Command Corporation for the year ending December 31, 2001.

      FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

                                Change of Address and/or Comments Mark Here  [ ]

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

DATED ___________________________________________________________________, 2001

SIGNED ________________________________________________________________________

_______________________________________________________________________________


Please sign, date and return this card promptly in the enclosed envelope.

Votes must be indicated (x) in blue or black ink.